                                                                      Exhibit 11


                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


Prime                                                            THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                            SEPTEMBER 30,                             SEPTEMBER 30,
                                                        1998               1999                 1998                 1999
                                                 -----------------   ----------------   -------------------   ------------------
BASIC EARNINGS
     Income before the cumulative effect of
        a change in accounting principles......            $8,943             $1,393               $42,806              $29,173
     Cumulative effect of a change in
        in accounting principles...............                --                 --                    --               (5,315)
                                                 -----------------   ----------------   -------------------   ------------------
           Net earnings........................            $8,943             $1,393               $42,806              $23,858
                                                 =================   ================   ===================   ==================

     Shares:
        Weighted average number of common
           shares outstanding..................            53,661             51,059                51,072               51,568
                                                 =================   ================   ===================   ==================

     Basic earnings per common share:
       Income before the cumulative effect of
        a change in accounting principles......             $0.17              $0.03                 $0.84                $0.56
        Cumulative effect of a change in
           accounting principles...............                --                 --                    --               ($0.10)
                                                 -----------------   ----------------   -------------------   ------------------
             Net earnings......................             $0.17              $0.03                 $0.84                $0.46
                                                 =================   ================   ===================   ==================

DILUTED EARNINGS
     Income before the cumulative effect of
        a change in accounting principles......            $8,943             $1,393               $42,806              $29,173
     Assumed conversion of convertible debt....               146                 --                 1,142                   --
                                                 -----------------   ----------------   -------------------   ------------------
     Income before the cumulative effect of
        a change in accounting principles,
        as adjusted............................             9,089              1,393                43,948               29,173
     Cumulative effect of a change in
        accounting principles..................                --                 --                   --                (5,315)
                                                 -----------------   ----------------   -------------------   ------------------
           Net earnings as adjusted............            $9,089             $1,393               $43,948              $23,858
                                                 =================   ================   ===================   ==================

     Shares:
        Weighted average number of common
           shares outstanding.................             53,661             51,059                51,072               51,568
        Options and warrants issued...........                532              1,030                   990                1,209
        Assumed conversion of convertible
        debt..................................                                   ---                 2,818                  ---
                                                 -----------------   ----------------   -------------------   ------------------
        Weighted average number of common
           shares outstanding as adjusted.....             54,193             52,089                54,880               52,777
                                                 =================   ================   ===================   ==================

     Diluted earnings per common share:
        Income before the cumulative effect of
           a change in accounting
           principles.........................              $0.17              $0.03                 $0.80                $0.55
        Cumulative effect of a change in
           accounting principles..............                 --                 --                    --               ($0.10)
                                                 -----------------   ----------------   -------------------   ------------------
             Net earnings.....................              $0.17              $0.03                 $0.80                $0.45
                                                 =================   ================   ===================   ==================
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